ONI BioPharma Ticker Symbol on the Over-the-Counter Bulletin Board is ORNI

ALACHUA, FL – December 19, 2008 -- Oragenics, Inc. d/b/a ONI Biopharma Inc. (the "Company" or "ONI" OTC: ORNI), an American biopharmaceutical company that has developed broad-based technologies in oral care, antibiotics, diagnostics and weight control, today announced that commencing Monday, December 22, 2008, quotations for the Company's shares will be available on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol ORNI. Quotes are expected to be available, among other places, on the OTC.BB website .otcbb. .

The OTC Bulletin Board is a quotation service that displays real-time quotes, last-sale prices and volume information in over-the-counter securities. The Financial Industry Regulatory Authority (FINRA), a self-regulatory organization of the securities industry in the United States, oversees the OTC Bulletin Board.

About ONI BioPharma

Oragenics, Inc. (d/b/a ONI BioPharma Inc.) is a biopharmaceutical company with a pipeline of unique proprietary technologies, some of which are being commercialized. The Company also has a number of products in discovery, preclinical and clinical development, with a concentration in the main therapeutic area of infectious diseases, diagnostics, and oral health. The Company has developed platform technologies with respect to its products, thereby creating a potential pipeline of future products, which the Company expects to develop.

Forward-looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements that reflect ONI BioPharma's current views with respect to future events and financial performance. These forward-looking statements are based on management's beliefs and assumptions and information currently available. The words "believe," "expect," "anticipate," "intend," "estimate," "project" and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. ONI expressly disclaims any responsibility to update forward-looking statements and draws the attention of investors to the risk factors described in the Information Document.

This press release does not constitute the offering of any securities for sale. The Company's securities may not be offered or sold absent registration under applicable securities laws or an exemption from registration. Any public offering of the securities of the Company will be made by means of a prospectus that will contain detailed information about the offering and the Company.

ALONI LISTED NYSE ALTERNEXT

Contact:

ONI BioPharma Inc.
Executive Offices
Stanley B. Stein
Tel.: +1 386 418 4018
Extension 222
@onibiopharma.

Strategic Growth International, Inc.
Investor Relations
Jennifer K. Zimmons, Ph.D./ Richard E. Cooper
Tel.: 212-838-1444
@sgi-ir. / @sgi-ir.

Bryan, Garnier & Co Ltd
Listing Sponsor
Christian Finan
Tel.: + 33 (0)1 56 68 75 20
@bryangarnier.

NewCap
Financial Communication and Investor Relations
Axelle Vuillermet / Pierre Laurent
Tel.: + 33 (0)1 44 71 94 94
@newcap.

Rubenstein Communications, Inc.
Press Relations
Rhea Basroon
Tel.: + 1 212 843 8004
@rubenstein.